NVIDIA Announces Four-for-One Stock Split,
Pending Stockholder Approval at Annual Meeting Set for June 3

SANTA CLARA, Calif. ― May 21, 2021 ― NVIDIA today announced that its board of directors declared a four-for-one split of NVIDIA’s common stock in the form of a stock dividend to make stock ownership more accessible to investors and employees.
The stock dividend is conditioned on obtaining stockholder approval at the company’s 2021 Annual Meeting of Stockholders ― to be held virtually on Thursday, June 3, at 11 a.m. PT ― to increase the number of authorized shares of common stock to 4 billion shares.
If approval is obtained, each NVIDIA stockholder of record at the close of business on June 21, 2021, will receive a dividend of three additional shares of common stock for every share held on the record date, to be distributed after the close of trading on July 19, 2021. Trading is expected to begin on a stock split-adjusted basis on July 20.
NVIDIA's 2021 Annual Meeting of Stockholders will take place virtually at www.virtualshareholdermeeting.com/NVIDIA2021.
Stockholders will need their control number included in their notice or proxy card to access the meeting, and may vote and submit questions while attending the meeting. Non-stockholders are welcome to attend by going to the above link and registering under “Other Attendees.”
The matters to be voted on at the meeting are set forth in the company’s Definitive Proxy Statement filed on April 23, 2021, and the company’s proxy supplement to be filed today with the U.S. Securities and Exchange Commission. These proxy materials are available at www.nvidia.com/proxy.
A replay of the 2021 annual meeting webcast will be available until June 17, at www.nvidia.com/proxy.
About NVIDIA
NVIDIA’s (NASDAQ: NVDA) invention of the GPU in 1999 sparked the growth of the PC gaming market and has redefined modern computer graphics, high performance computing and artificial intelligence. The company’s pioneering work in accelerated computing and AI is reshaping trillion-dollar industries, such as transportation, healthcare and manufacturing, and fueling the growth of many others. More information at https://nvidianews.nvidia.com/.
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For further information, contact:

Simona Jankowski	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
sjankowski@nvidia.com	rsherbin@nvidia.com
Certain statements in this press release including, but not limited to, statements as to the expected timing and impact of the stock dividend, are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems;

as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
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